Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

               This First Amendment ("Amendment") is made and entered into effective as of February 22, 2008 (the "Effective Date") to the Employment Agreement referenced below by and between Sequiam Corporation and Subsidiaries ("Company" or "Employer"), and Chris Barrow, an individual ("Employee") (together the "Parties").
RECITALS

               WHEREAS, the Parties had entered into that certain Employment Agreement on October 15, 2008 (the "Original Agreement"); and

               WHEREAS, the Parties now want to amend the Original Agreement to make such changes as are specifically covered herein and as specifically identified in italics.

AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        Section 1.2 is hereby deleted and revised to read in its entirety as follows:

1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the President and Chief Executive Officer (“CEO”) of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board of Directors, and shall exercise such power and authority as may from time to time be delegated to him by the Board of Directors. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive’s responsibilities to the Company in accordance with this Agreement.

Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect and references in the Original Agreement to "this Agreement", "hereunder", "herein", "hereof", and words of like effect shall mean the Original Agreement as so amended by this Amendment.

This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which signed counterparts, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date referenced above.

Employee	Sequiam Corporation
By: /s/ Chris Barrow	By: /s/ Bob Aoki
Name: Chris Barrow	Name: Bob Aoki
Chairman Compensation Committee

Sequiam Biometrics, Inc.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Secretary

Sequiam Biometrics (PTY) Ltd.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Director

Sequiam East, Inc.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Director